UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 10, 2004

Portal Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25829	77-0369737
(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Blvd, Cupertino, California	95104
(Address of Principal Executive Offices)	(Zip Code)

(408) 572-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 10, 2004, the Audit Committee of the Registrant approved that the following financial statements from the first quarter of fiscal 2005 should not be relied upon: Unaudited Condensed Consolidated Financial Statements as of April 30, 2004 for the Condensed Consolidated Balance Sheet, for the three month period ended April 30, 2004 for the Condensed Consolidated Statements of Operations, for the three month period ended April 30, 2004 for the Condensed Consolidated Statements of Cash Flows and the related Notes to Condensed Consolidated Financial Statements. Accordingly, the financial statements for the period ended April 30, 2004 that have been included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on June 9, 2004 or included in previous announcements should not be relied upon. The Audit Committee discussed this conclusion with the Registrant’s independent auditors, Ernst & Young LLP.

As part of the Company’s accounting activities during the Company’s second quarter of fiscal 2005, the Company identified certain errors in its financial statements for its first quarter of fiscal year 2005 ended April 30, 2004. These errors consisted of failures to:

•	Accrue costs for contractors performing work in the Company’s Japan region totaling $842,000.

•	Defer revenue related to a contract amendment entered into in the quarter totaling $283,000.

•	Amortize $288,000 of deferred maintenance revenue.

•	Recognize rent expense appropriately in the Company’s Japan office in the amount of $95,000.

•	Allocate intra-period income tax expense totaling $130,000.

•	Reclassify certain non-income tax accruals resulting in an increase to cost of services of $215,000, an increase to sales and marketing expense of $94,000, and a decrease to the provision for income taxes of $309,000.

The net effect of all the restatement adjustments for the three months ended April 30, 2004 is to increase revenues by $5,000 to $31.2 million from the $31.2 million we originally reported, increase costs and expenses by $1.2 million to $36.8 million from the $35.6 million we originally reported, decrease provision for income taxes by $0.2 million to $0.4 million from the $0.5 million we originally reported, and increase net loss by $1.1 million to $6.2 million compared from the $5.2 million we originally reported, and increase net loss per share by $0.03 per share to a loss of $0.15 per share from the $0.12 per share loss we originally reported. In addition, certain amounts in the financial statements as of and for the three months ended April 30, 2004 have been reclassified with no impact on current assets, current liabilities, revenues or net loss.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: September 16, 2004	By:	/s/ Larry Bercovich
	Name:	Larry Bercovich
	Title:	VP, General Counsel and Secretary